                                                                     Exhibit 3.6


                                     SECOND

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF


                               PLIANT CORPORATION


                             EFFECTIVE JUNE 1, 2002

                                TABLE OF CONTENTS

                                                                                                                            Page
ARTICLE I SHAREHOLDERS .....................................................................................................   1

 Section 1.1    Annual Shareholder Meeting .................................................................................   1
 Section 1.2    Special Shareholder Meetings ...............................................................................   1
 Section 1.3    Place of Shareholder Meetings ..............................................................................   1
 Section 1.4    Notice of Shareholder Meeting ..............................................................................   1
 Section 1.5    Fixing of Record Date ......................................................................................   2
 Section 1.6    Shareholder List ...........................................................................................   3
 Section 1.7    Shareholder Quorum and Voting Requirements .................................................................   3
 Section 1.8    Proxies ....................................................................................................   3
 Section 1.9    Informal Action by Shareholders ............................................................................   3
 Section 1.10   Voting for Directors .......................................................................................   4

ARTICLE II BOARD OF DIRECTORS ..............................................................................................   4

 Section 2.1    General Powers .............................................................................................   4
 Section 2.2    Number, Tenure and Qualifications of Directors .............................................................   5
 Section 2.3    Regular Meetings of the Board of Directors .................................................................   5
 Section 2.4    Special Meetings of the Board of Directors .................................................................   5
 Section 2.5    Notice and Waiver of Notice of Special Director Meetings ...................................................   5
 Section 2.6    Quorum of Directors ........................................................................................   6
 Section 2.7    Manner of Acting ...........................................................................................   6
 Section 2.8    Director Action By Written Consent .........................................................................   6
 Section 2.9    Resignation of Directors ...................................................................................   6
 Section 2.10   Removal of Directors .......................................................................................   7
 Section 2.11   Vacancies on the Board of Directors ........................................................................   7
 Section 2.12   Director Committees ........................................................................................   7

ARTICLE III EXECUTIVE COMMITTEE AND OTHER COMMITTEES .......................................................................   7

 Section 3.1    Creation of Committees .....................................................................................   7
 Section 3.2    Approval of Committees and Members .........................................................................   8
 Section 3.3    Required Procedures ........................................................................................   8
 Section 3.4    Authority of Committees Other Than The Executive Committee .................................................   8
 Section 3.5    Authority of Executive Committee ...........................................................................   8
 Section 3.6    Compensation ...............................................................................................   8

ARTICLE IV OFFICERS ........................................................................................................   8

ARTICLE V LIMITATION OF LIABILITY AND INDEMNIFICATION ......................................................................   9

 Section 5.1    Limitation of Liability of Directors .......................................................................   9
 Section 5.2    Indemnification of Directors ...............................................................................   9
 Section 5.3    Indemnification of Agents, Fiduciaries, and Employees Who Are Not, Directors or Officers ...................   9
 Section 5.4    Insurance ..................................................................................................  10

ARTICLE VI STOCK ...........................................................................................................  10

 Section 6.1    Certificates ...............................................................................................  10
 Section 6.2    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates .................................  10

ARTICLE VII MISCELLANEOUS ..................................................................................................  10

 Section 7.1    Distributions ..............................................................................................  10
 Section 7.2    Corporate Seal .............................................................................................  11
 Section 7.3    Waiver of Notice of Meetings of Shareholders, Directors and Committees .....................................  11
 Section 7.4    Fiscal Year ................................................................................................  11

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
 Section 7.5    Amendments .................................................................................................  11

                                     SECOND

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF


                               PLIANT CORPORATION

                                    EFFECTIVE

                                  JUNE 1, 2002


                                   ARTICLE I

                                  SHAREHOLDERS

Section 1.1   Annual Shareholder Meeting.

       An annual meeting of the shareholders of Pliant Corporation (the "Corporation") shall be held each year on the date, at the time, and at the place, fixed by the Board of Directors. The annual meeting shall be held for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. (16-10a-701)

Section 1.2   Special Shareholder Meetings.

       Special meetings of the shareholders may be called, for any purposes described in the notice of the meeting, by the Chief Executive Officer, by the Board of Directors or by any person authorized by the Board of Directors and shall be called by any such person at the request of the holder(s) of not less than ten percent (10%) of all outstanding votes of the Corporation entitled to be cast on any issue at the meeting. (16-10a-702/Shareholders Agreement 16-10a-732)

Section 1.3   Place of Shareholder Meetings.

       The Chief Executive Officer, the Board of Directors, or any person authorized by the Board of Directors, shall designate any place, either within or outside the State of Utah, as the place for any special meeting of the shareholders. If no designation is made regarding the place of the meeting, the meeting shall be held at the principal office of the Corporation. (16-10a-701(2) and 16-10a-702(3))

Section 1.4   Notice of Shareholder Meeting.

         (a) Required Notice. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, the written notice of any meeting shall be given not less than twenty-four (24) hours nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or its address as it appears on the records of the Corporation.

         (b) Adjourned Meeting. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place, if the new date, time, or place is announced at the meeting before adjournment. However, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is or must be fixed (see Section 1.5 of these Bylaws), then notice must be given pursuant to the requirements of paragraph (a) of this Section 1.4 to shareholders of record who are entitled to vote at the meeting. (16-10a-705(4))

Section 1.5   Fixing of Record Date.

       For the purpose of determining the shareholders of any voting group entitled to notice of or to vote at any meeting of the shareholders, or the shareholders entitled to take action without a meeting or to demand a special meeting, or the shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of the shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than sixty (60) days prior to the date on which the particular action, requiring such determination of the shareholders, is to be taken. If no record date is so fixed by the Board of Directors, the record date shall be at the close of business on the following dates:

         (a) Annual and Special Meetings. Except as provided in Section (b) of this Section 1.5, with respect to an annual meeting of the shareholders or any special meeting of the shareholders, the day before the first notice is delivered to shareholders. (16-10a-707(2))

         (b) Meeting Demanded by Shareholders. With respect to a special shareholder meeting demanded by the shareholders, the earliest date of any of the demands pursuant to which the meeting is called, or sixty (60) days prior to the date the first of the written demands is received by the Corporation, whichever is later. (16-10a-702(1)(b), (2))

         (c) Action Without a Meeting. With respect to actions taken in writing without a meeting (pursuant to Section 1.9 of these Bylaws), the date the first shareholder delivers to the Corporation a signed written consent pursuant to which the action is taken. (16-10a-704(6))

         (d) Distributions. With respect to a distribution to the shareholders (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution. (16-10a-640(2))

         (e) Share Dividend. With respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend. (16-10a-623(3))

            When a determination of the shareholders entitled to vote at any meeting of the shareholders has been made as provided in this Section 1.5, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. (16-10a-707)

Section 1.6   Shareholder List.

       The Secretary or any officer or person authorized by the Board of Directors shall make a complete record of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order within each class or series, with the address of and the number of shares held by each. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after notice of the meeting is given and continuing through the meeting and any adjournments. The list shall be available at the Corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting is to be held. (16-10a-720)

Section 1.7   Shareholder Quorum and Voting Requirements.

         (a) Quorum. Unless the Articles of Incorporation or the Utah Revised Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. (16-10a-725(1))

         (b) Approval of Actions. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a Bylaw adopted by the shareholders pursuant to the Utah Revised Business Corporation Act, or the Utah Revised Business Corporation Act requires a greater number of affirmative votes. (16-10a-725(3))

Section 1.8   Proxies.

       At all meetings of the shareholders, a shareholder may vote in person or by a proxy executed in any lawful manner. Such proxy shall be filed with the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. (16-10a-722)

Section 1.9   Informal Action by Shareholders.

         (a) Written Consent. Unless otherwise provided in the Articles of Incorporation, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. (16-10a-704(1))

         (b) Notice Requirements. Unless written consents of all shareholders entitled to vote have been obtained, the Corporation shall give notice of any shareholder approval without a meeting within ten (10) days of the taking of the corporate action by written consent to:

              (i) Those shareholders entitled to vote who have not consented in writing; and

              (ii) those shareholders not entitled to vote and to whom the Utah Revised Business Corporation Act requires notice be given.

            Such notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. (16-10a-704(2)/Shareholders Agreement 16-10a-732)

         (c) Revocation. Any shareholder giving a written consent, or the shareholders' proxy holder, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holder, may revoke the consent by a signed writing describing the action and stating that the shareholder's prior consent is revoked, if the writing is received by the Corporation prior to the effectiveness of the action. (16-10a-704(3))

         (d)  Election of Directors. Notwithstanding paragraph (a) of this
Section 1.9, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. (16-10a-704(5))

         (e)  Effect of Action Without a Meeting. Action taken under this
Section 1.9 has the same effect as action taken at a meeting of shareholders and may be so described in any document. (16-10a-704(7))

Section 1.10  Voting for Directors.

       At each election of directors, unless otherwise provided in the Articles of Incorporation or the Utah Revised Business Corporation Act, every shareholder entitled to vote at the election has the right to vote, in person or by proxy, all of the votes to which the shareholder's shares are entitled for as many persons as there are directors to be elected and for whose election the shareholder has the right to vote. Unless otherwise provided in the Articles of Incorporation or the Utah Revised Business Corporation Act, directors are elected by a plurality of the votes cast by shares entitled to be voted in the election, at a meeting at which a quorum is present. (16-10a-728(1), (2))

                                   ARTICLE II

                               BOARD OF DIRECTORS

Section 2.1   General Powers.

       All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation or in any agreement authorized by Section 16-10a-732 of the Utah Revised Business Corporation Act. (16-10a-801)

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

Section 2.2   Number, Tenure and Qualifications of Directors.

         (a) Number. The number of directors of the Corporation shall be not less than three (3) (unless the number of shareholders entitled to vote for the directors of the Corporation is less than three (3), then the number of directors may be equal to or greater than the number of such shareholders) nor more than fifteen (15). The number of directors may be fixed or changed within the range specified in this Section 2.2 by the shareholders or the Board of Directors, but no decrease may shorten the term of any incumbent director. (16-10a-803(1), (2))

         (b) Tenure. Each director shall hold office until the next annual meeting of shareholders or until removed. However, if a director's term expires, the director shall continue to serve until the director's successor shall have been elected and qualified, or until there is a decrease in the number of directors. (16-10a-805)

         (c) Qualifications. Directors need not be residents of the State of Utah or shareholders of the Corporation unless the Articles of Incorporation so prescribe. (16-10a-802)

Section 2.3   Regular Meetings of the Board of Directors.

       A regular meeting of the Board of Directors shall be held without other notice than provided by this Section 2.3 immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. (16-10a-820)

Section 2.4   Special Meetings of the Board of Directors.

       Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer of the Corporation, any person authorized by the Board of Directors or any two (2) directors, who may fix any place, either within or outside the State of Utah, as the place for holding the meeting. (16-10a-820)

Section 2.5   Notice and Waiver of Notice of Special Director Meetings.

         (a) Notice. Unless the Articles of Incorporation provide for a longer or shorter period, special meetings of the Board of Directors must be preceded by at least twenty four (24) hours notice of the date, time, and place of the meeting. (16-10a-822(2)) Notice may be communicated in person, by telephone, by any form of electronic communication, or by mail or private carrier. (16-10a-103(2)) At the written request of any director, notice of any special meeting of the Board of Directors shall be given to such director by facsimile or telex, as the case may be, at the number designated in writing by such director from time to time.

         (b) Effective Date. Notice of any meeting of the Board of Directors shall be deemed to be effective at the earliest of the following: (1) when received; (2) five (5) days after it is mailed; (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director or (4) when it is sent (with confirmation of sending) to the telecopier number or e-mail address provided by that director to the Corporation. (16-10a-103(5)/Shareholders Agreement 16-10a-732).

         (c) Effect of Attendance. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting, or promptly upon arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting. (16-10a-823(2))

Section 2.6   Quorum of Directors.

       A majority of the number of directors prescribed by resolution (or if no such number is prescribed, the number in office immediately before the meeting begins), shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles of Incorporation require a greater number. (16-10a-824(1)(b)/Shareholders Agreement 16-10a-732)

Section 2.7   Manner of Acting.

         (a) Action by Majority. If a quorum is present when a vote is taken, the affirmative vote of a majority of the entire Board of Directors (i.e. a majority of the number of directors fixed under Section 2.2 and not a majority of the directors then in office) is the act of the Board of Directors, unless the Corporation's Articles of Incorporation or the Utah Revised Business Corporation Act requires the vote of a greater number of directors. (16-10a-824(3))

         (b) Telephonic Meetings. Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting. (16-10a-820(2))

Section 2.8   Director Action By Written Consent.

       Unless the Articles of Incorporation or the Utah Revised Business Corporation Act provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors consent to the action in writing. Action is taken by written consent at the time the last director signs a writing describing the action taken, unless, prior to that time, any director has revoked a consent by a writing signed by the director and received by the Secretary or other officer authorized by the Board of Directors. Action taken by written consent is effective when the last director signs the consent, unless the Board of Directors establishes a different effective date. Action taken by written consent has the same effect as action taken at a meeting of directors and may be described as such in any document. (16-10a-821)

Section 2.9   Resignation of Directors.

       A director may resign at any time by giving a written notice of resignation to the Corporation. A resignation of a director is effective when the notice is received by the Corporation unless the notice specifies a later effective date. A director who resigns may deliver a statement of his resignation pursuant to Section 16-10a-1608 of the Utah Revised Business Corporation Act to the Division for filing. (16-10a-807)

Section 2.10      Removal of Directors.

         The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause, unless the Articles of Incorporation provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast against removal of the director. To the extent a director is contractually entitled to be a director pursuant to an employment agreement with the Corporation, if such director experiences a termination of his or her employment with the Corporation for any reason, such director shall no longer be entitled to be a director pursuant thereto and shall automatically be removed as a director. (16-10a-808)

Section 2.11      Vacancies on the Board of Directors.

         Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

         (a) The shareholders may fill the vacancy;

         (b) the Board of Directors may fill the vacancy; or

         (c) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. (16-10a-810(1))

Section 2.12      Director Committees.

         Committees of the Board of Directors may be established in accordance with Article 3 of these Bylaws.

                                  ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 3.1       Creation of Committees.

         Unless the Articles of Incorporation provide otherwise, the Board of Directors may create an Executive Committee and such other committees as it may deem appropriate and appoint members of the Board of Directors to serve on such committees. Each committee must have two (2) or more members. (16-10a-825(1))

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

Section 3.2       Approval of Committees and Members.

         The creation of a committee and appointment of members to it must be approved by the greater of:

         (a) a majority of all the directors in office when the action is taken; or

         (b) the number of directors required by the Articles of Incorporation to take such action, or, if not specified in the Articles of Incorporation, the number required by Section 2.7 of these Bylaws to take action. (16-10a-825(2))

Section 3.3       Required Procedures.

         Sections 2.4 through 2.10 of these Bylaws, which govern procedures applicable to the Board of Directors, also apply to committees and their members. (16-10a-825(3))

Section 3.4       Authority of Committees Other Than The Executive Committee.

         Unless limited by the Articles of Incorporation or the Utah Revised Business Corporation Act, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee. (16-10a-825(4))

Section 3.5       Authority of Executive Committee.

         The Executive Committee shall have, and may exercise all powers of the Board of Directors with respect to the management of the business and affairs of the Corporation during the intervals between the meetings of the Board of Directors; provided, however, the Executive Committee shall not have the power to fill vacancies on the Board of Directors or to amend these Bylaws.

Section 3.6       Compensation.

         Unless otherwise provided in the Articles of Incorporation, the Board of Directors may provide for the payment of a fixed sum and/or expenses of attendance to any member of a committee for attendance at each meeting of such committee; provided, however, no such payments of a fixed sum shall be made to committee members who are salaried employees of the Corporation.

                                   ARTICLE IV

                                    OFFICERS

         The officers of the Corporation shall be determined and appointed by the Board of Directors. If the Board of Directors appoints a Chairman of the Board, such person shall not be an employee or officer of the Corporation, but shall solely be empowered to preside over, and have administrative authority with respect to, meetings of the Board of Directors and the shareholders. The Board of Directors shall delegate to one of the officers of the Corporation the responsibility for preparing and maintaining the minutes of the Board of Directors' and shareholders' meetings and the records and other information required to be maintained by the Corporation pursuant to the Utah Revised Business Corporation Act. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting. (16-10a-830 and 16-10a-831)

                                   ARTICLE V

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 5.1       Limitation of Liability of Directors.

         Directors shall not be liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for:

         (a) the amount of a financial benefit received by a director to which he or she is not entitled;

         (b) an intentional infliction of harm on the Corporation or its shareholders;

         (c) a violation of Section 16-10a-842 of the Utah Revised Business Corporation Act;

         (d)      an intentional violation of criminal law. (16-10a-841(1))

Section 5.2       Indemnification of Directors.

         The Corporation shall indemnify and advance expenses to the directors and officers of the Corporation to the fullest extent permitted by applicable law. Without limiting the generality of the foregoing, the Corporation shall indemnify the directors and officers of the Corporation in all cases in which a Corporation may indemnify a director under section 16-10a-902 of the Utah Revised Business Corporation Act. The Corporation shall consider and act as expeditiously as possible upon any and all requests by a director or officer for indemnification or advancement of expenses.

Section 5.3 Indemnification of Agents, Fiduciaries, and Employees Who Are Not, Directors or Officers.

         The Board of Directors may indemnify and advance expenses to any employee, fiduciary or agent of the Corporation who is not a director or officer of the Corporation to any extent consistent with applicable law, as determined by the general or specific actions of the Board of Directors.

Section 5.4       Insurance.

         By action of the Board of Directors, notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Corporation, against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary or agent, whether or not the Corporation would have the power to indemnify such person under the applicable provisions of the Utah Revised Business Corporation Act.

                                   ARTICLE VI

                                     STOCK

Section 6.1       Certificates.

         If so determined by the Board of Directors, every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by two officers of the Corporation certifying the number of shares owned by him or her in the Corporation. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. (16-10a-625)

Section 6.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.

         The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. (70A-8-405)

                                   ARTICLE VII

                                  MISCELLANEOUS

Section 7.1       Distributions.

         The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and in the Articles of Incorporation. (16-10a-640).

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

Section 7.2       Corporate Seal.

         The Board of Directors may provide a corporate seal which may be in such form as determined by the Board of Directors may have inscribed thereon any designation including the name of the Corporation, Utah as the state of incorporation, and the words "Corporate Seal."

Section 7.3 Waiver of Notice of Meetings of Shareholders, Directors and Committees.

         Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice. (16-10a-706 and 16-10a-823)

Section 7.4       Fiscal Year.

         The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.5       Amendments.

         The Corporation's Board of Directors may amend these Bylaws, except to the extent that the Articles of Incorporation, these Bylaws, or the Utah Revised Business Corporation Act reserve this power exclusively to the shareholders in whole or in part. However, the Board of Directors may not adopt, amend, or repeal a Bylaw that fixes a shareholder quorum or voting requirement that is greater than required by the Utah Revised Business Corporation Act. If authorized by the Articles of Incorporation, the shareholders may adopt, amend, or repeal a Bylaw that fixes a greater quorum or voting requirement for shareholders, or voting groups of shareholders, than is required by the Utah Revised Business Corporation Act. Any such action shall comply with the provisions of the Utah Revised Business Corporation Act. The Corporation's shareholders may amend or repeal the Corporation's Bylaws even though the Bylaws may also be amended or repealed by the Corporation's Board of Directors. (16-10a-1020 to 16-10a-1022)

         EFFECTIVE as of June 1, 2002.


                                                 /s/ Michael D. Annes
                                                --------------------------------
                                                Michael D. Annes
                                                Secretary

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